                                     Exhibit 12.2

                       REDWOOD EMPIRE BANCORP AND SUBSIDIARIES

                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       AND PREFERRED STOCK DIVIDEND REQUIREMENT
                            (in thousands, except ratios)

                                                                     Year Ended
                                                                    December 31,
                                                                        1997
                                                                    ------------
EXCLUDING INTEREST ON DEPOSITS

Net income                                                                $3,441
Tax benefit                                                                2,266
Other interest expense                                                     1,359
                                                                    ------------
Earnings before taxes and fixed charges                                   $7,066
                                                                    ------------
                                                                    ------------
Fixed charges per above                                                   $1,359
Preferred stock dividends                                                    449
                                                                    ------------
Fixed charges including preferred stock dividends                         $1,808
                                                                    ------------
                                                                    ------------
Ratio of earnings to fixed charges and preferred stock
 dividend requirements                                                      3.91
                                                                    ------------
                                                                    ------------
INCLUDING INTEREST ON DEPOSITS

Fixed charges, including preferred stock dividends                        $1,808
Interest on deposits                                                      15,428
                                                                    ------------
Total fixed charges and interest on deposits                             $17,236
                                                                    ------------
                                                                    ------------
Earnings before taxes and fixed charges, per above                        $7,066
Interest on deposits                                                      15,428
                                                                    ------------
Total earnings before taxes, fixed charges and
 interest on deposits                                                    $22,494
                                                                    ------------
                                                                    ------------
Ratio of earnings to fixed charges                                          1.31
                                                                    ------------
                                                                    ------------
Surplus                                                                   $5,259
                                                                    ------------
                                                                    ------------

The 1997 earnings are adequate to cover fixed charges by the amount noted above.